Exhibit 99.1

Amplitude Announces Third Quarter 2023 Financial Results

•
Third quarter revenue of $70.6 million, up 15% year-over-year
•
Number of paying customers grew 29% year-over-year to 2,471
•
Cash Flow from Operations of $8.0 million and Free Cash Flow of $7.5 million

SAN FRANCISCO – November 7, 2023 – Amplitude, Inc. (Nasdaq: AMPL), a leading digital analytics platform, today announced financial results for its third quarter ended September 30, 2023.

“New ARR was more broad-based this quarter,” said Spenser Skates, CEO and co-founder of Amplitude. “We also drove an incredible company-wide effort to launch our Plus plan, bringing the full power of digital analytics to every team for less cost. Amplitude is helping customers personalize experiences, embrace rapid testing, and drive insights to action with one singular platform.”

Third Quarter 2023 Financial Highlights:

(in millions, except per share and percentage amounts)

	Third Quarter 2023	Third Quarter 2022	Y/Y Change
Annual Recurring Revenue	$273	$243	12%
Revenue	$70.6	$61.6	15%
GAAP Loss from Operations	$(20.9)	$(24.2)	$3.3
Non-GAAP Income (Loss) from Operations	$2.8	$(4.9)	$7.7
GAAP Net Loss Per Share, Basic and Diluted	$(0.15)	$(0.20)	$0.05
Non-GAAP Net Income (Loss) Per Share, Diluted	$0.05	$(0.03)	$0.08
Net Cash Provided by (Used in) Operating Activities	$8.0	$(3.1)	$11.1
Free Cash Flow	$7.5	$(3.9)	$11.4
Remaining Performance Obligations	$237.6	$248.1	(4)%
Current Remaining Performance Obligations	$186.8	$183.9	2%

Non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and other related charges. Stock-based compensation expense, exclusive of those related to our restructuring, and the related employer payroll taxes were $23.5 million in the third quarter of 2023 compared to $18.8 million in the third quarter of 2022. This increase was primarily driven by increases in employee headcount. Free cash flow is GAAP net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Third Quarter and Recent Business Highlights:

•
Number of paying customers grew 29% year-over-year to 2,471.

•
Annual Recurring Revenue was $273 million, an increase of 12% year-over-year and an increase of $5 million compared to the second quarter of 2023.
•
GAAP Net Loss per share was $0.15, based on 117.9 million shares, compared to a loss of $0.20 per share, based on 112.0 million shares, in the third quarter of 2022.
•
Non-GAAP Net Income per share was $0.05, based on 128.1 million diluted shares, compared to a loss of $0.03 per share, based on 112.0 million diluted shares, in the third quarter of 2022.
•
Cash Flow from Operations was $8.0 million, an $11.1 million increase year over year.
•
Free Cash Flow was $7.5 million, an $11.4 million increase year over year.
•
Launched Amplitude Plus, a new self-service offering that puts Amplitude Analytics, CDP, and feature-management capabilities into the hands of more teams at a lower cost.

Financial Outlook:

The fourth quarter and full year 2023 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the fourth quarter and full year 2023, the Company expects:

	Fourth Quarter 2023	Full Year 2023
Revenue	$71.3 - $71.9 million	$276.2 - $276.8 million
Non-GAAP Operating Income (Loss)	$1.3 - $1.9 million	$(4.5) - $(3.9) million
Non-GAAP Net Income Per Share, Diluted	$0.02 - $0.03	$0.05 - $0.06
Weighted Average Shares Outstanding, Diluted	129.8 million	127.8 million

The impact of restructuring charges, which include employee severance and termination benefits, are excluded from our non-GAAP operating income (loss) and non-GAAP net income per share business outlook.

An outlook for GAAP income (loss) from operations, GAAP net income (loss), GAAP net income (loss) per share and a reconciliation of expected non-GAAP income (loss) from operations to GAAP income (loss) from operations, expected non-GAAP net income to GAAP net income (loss), and expected non-GAAP net income per share to GAAP net income (loss) per share have not been provided as the quantification of certain items included in the calculation of GAAP income (loss) from operations, GAAP net income (loss) and GAAP net income (loss) per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for its third quarter ended September 30, 2023, as well as the financial outlook for its fourth quarter and full year 2023 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the fourth quarter and full year 2023, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the Company’s restructuring plan, which may not result in anticipated savings or operational efficiencies and could result in total costs and expenses that are greater than expected; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which is being filed with the SEC at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and other related charges. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin. The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Annual Recurring Revenue

The Company defines Annual Recurring Revenue (“ARR”) as the annual recurring revenue of subscription agreements, including certain premium professional services that are subject to contractual subscription terms, at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

Dollar-Based Net Retention Rate

The Company calculates dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate ("NRR"). The Company then calculates the weighted average of the trailing 12-month dollar-based net retention rates, to arrive at the dollar-based net retention rate (“NRR (TTM)”).

About Amplitude

Amplitude is a leading digital analytics platform that helps companies unlock the power of their products. Almost 2,500 customers, including Atlassian, Jersey Mike’s, NBCUniversal, Shopify, and Under Armour, rely on Amplitude to gain self-service visibility into the entire customer journey. Amplitude guides companies every step of the way as they capture data they can trust, uncover clear insights about customer behavior, and take faster action. When teams understand how people are using their products, they can deliver better product experiences that drive growth. Amplitude is the best-in-class analytics solution for product, data, and marketing teams, ranked #1 in multiple categories in G2’s Fall 2023 Report. Learn how to optimize your digital products and business at amplitude.com.

Contacts

Investor Relations

Yaoxian Chew

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$238,525	$218,494
Marketable securities, current	82,952	11,971
Accounts receivable, net	32,810	22,716
Prepaid expenses and other current assets	19,593	20,335
Deferred commissions, current	12,294	10,918
Total current assets	386,174	284,434
Marketable securities, noncurrent	2,379	71,217
Property and equipment, net	9,807	9,408
Intangible assets, net	926	2,022
Goodwill	4,073	4,073
Deferred commissions, noncurrent	25,117	25,799
Restricted cash, noncurrent	865	855
Operating lease right-of-use assets	7,371	9,593
Other noncurrent assets	4,566	6,354
Total assets	$441,278	$413,755
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,234	$490
Accrued expenses	27,233	18,699
Deferred revenue	109,019	89,993
Total current liabilities	142,486	109,182
Operating lease liabilities, noncurrent	4,516	7,093
Noncurrent liabilities	2,702	2,511
Total liabilities	149,704	118,786
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	637,157	568,889
Accumulated other comprehensive loss	(597)	(754)
Accumulated deficit	(344,987)	(273,167)
Total stockholders’ equity	291,574	294,969
Total liabilities and stockholders’ equity	$441,278	$413,755

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$70,637	$61,614	$204,881	$172,809
Cost of revenue (1)	17,291	18,076	53,658	51,199
Gross profit	53,346	43,538	151,223	121,610
Operating expenses:
Research and development (1)	$21,797	$21,590	$67,940	$58,397
Sales and marketing (1)	38,475	32,528	115,934	94,793
General and administrative (1)	13,997	13,610	40,138	39,184
Restructuring and other related charges (1)	—	—	8,194	—
Total operating expenses	74,269	67,728	232,206	192,374
Loss from operations	(20,923)	(24,190)	(80,983)	(70,764)
Other income (expense), net	3,444	1,442	9,889	1,821
Loss before provision for (benefit from) income taxes	(17,479)	(22,748)	(71,094)	(68,943)
Provision for (benefit from) income taxes	268	(204)	726	389
Net loss	$(17,747)	$(22,544)	$(71,820)	$(69,332)
Net loss per share
Basic and diluted	$(0.15)	$(0.20)	$(0.62)	$(0.63)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	117,902	112,016	116,160	110,876

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Cost of revenue	$1,947	$1,793	$5,426	$4,385
Research and development	9,285	7,486	27,173	19,153
Sales and marketing	7,843	5,029	21,677	11,474
General and administrative	4,010	4,184	9,876	11,819
Restructuring and other related charges	—	—	853	—
Total stock-based compensation expense	$23,085	$18,492	$65,005	$46,831

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(17,747)	$(22,544)	$(71,820)	$(69,332)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,448	1,316	4,200	3,226
Stock-based compensation expense	23,085	18,492	65,005	46,831
Other	(384)	(157)	(934)	(62)
Non-cash operating lease costs	992	969	2,948	2,758
Changes in operating assets and liabilities:
Accounts receivable	1,230	(3,347)	(10,776)	(10,890)
Prepaid expenses and other current assets	(3,439)	(1,131)	635	(793)
Deferred commissions	121	(2,693)	(694)	(7,588)
Other noncurrent assets	(577)	1,696	1,787	3,636
Accounts payable	5,425	1,418	5,754	(1,173)
Accrued expenses	2,946	6,855	11,080	8,923
Deferred revenue	(4,471)	(2,907)	19,027	26,166
Operating lease liabilities	(665)	(1,106)	(2,903)	(2,488)
Net cash provided by (used in) operating activities	7,964	(3,139)	23,309	(786)
Cash flows from investing activities:
Purchase of marketable securities	—	(59,712)	—	(59,712)
Purchase of property and equipment	—	(487)	(995)	(3,012)
Capitalization of internal-use software costs	(476)	(260)	(1,349)	(1,523)
Cash paid for acquisitions, net of cash acquired	—	(394)	—	(394)
Net cash provided by (used in) investing activities	(476)	(60,853)	(2,344)	(64,641)
Cash flows from financing activities:
Proceeds from the exercise of stock options	1,183	1,044	3,569	6,209
Cash received for tax withholding obligations on equity award settlements	807	4,031	13,030	14,026
Cash paid for tax withholding obligations on equity award settlements	(5,313)	(3,856)	(16,875)	(14,988)
Repurchase of unvested stock options	—	(2)	(648)	(15)
Net cash provided by (used in) financing activities	(3,323)	1,217	(924)	5,232
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,165	(62,775)	20,041	(60,195)
Cash, cash equivalents, and restricted cash at beginning of the period	235,225	310,875	219,349	308,295
Cash, cash equivalents, and restricted cash at end of the period	$239,390	$248,100	$239,390	$248,100

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$53,346	$43,538	$151,223	$121,610
Plus: stock-based compensation expense and related employer payroll taxes	1,947	1,793	5,426	4,384
Plus: amortization of acquired intangible assets	273	534	965	1,517
Non-GAAP gross profit	$55,566	$45,865	$157,614	$127,511
GAAP gross margin	75.5%	70.7%	73.8%	70.4%
Non-GAAP adjustments	3.1%	3.8%	3.1%	3.4%
Non-GAAP gross margin	78.7%	74.4%	76.9%	73.8%
Reconciliation of operating expenses
GAAP research and development	$21,797	$21,590	$67,940	$58,397
Less: stock-based compensation expense and related employer payroll taxes	(9,395)	(7,646)	(27,928)	(19,661)
Non-GAAP research and development	$12,402	$13,944	$40,012	$38,736
GAAP research and development as percentage of revenue	30.9%	35.0%	33.2%	33.8%
Non-GAAP research and development as percentage of revenue	17.6%	22.6%	19.5%	22.4%
GAAP sales and marketing	$38,475	$32,528	$115,934	$94,793
Less: stock-based compensation expense and related employer payroll taxes	(8,011)	(5,126)	(22,352)	(11,626)
Less: amortization of acquired intangible assets	(44)	—	(131)	—
Non-GAAP sales and marketing	$30,420	$27,402	$93,451	$83,167
GAAP sales and marketing as percentage of revenue	54.5%	52.8%	56.6%	54.9%
Non-GAAP sales and marketing as percentage of revenue	43.1%	44.5%	45.6%	48.1%
GAAP general and administrative	$13,997	$13,610	$40,138	$39,184
Less: stock-based compensation expense and related employer payroll taxes	(4,097)	(4,228)	(10,177)	(11,988)
Non-GAAP general and administrative	$9,900	$9,382	$29,961	$27,196
GAAP general and administrative as percentage of revenue	19.8%	22.1%	19.6%	22.7%
Non-GAAP general and administrative as percentage of revenue	14.0%	15.2%	14.6%	15.7%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(20,923)	$(24,190)	$(80,983)	$(70,764)
Plus: stock-based compensation expense and related employer payroll taxes	23,450	18,793	65,883	47,659
Plus: amortization of acquired intangible assets	317	534	1,096	1,517
Plus: restructuring and other related charges	—	—	8,194	—
Non-GAAP income (loss) from operations	$2,844	$(4,863)	$(5,810)	$(21,588)
GAAP operating margin	(29.6%)	(39.3%)	(39.5%)	(40.9%)
Non-GAAP adjustments	33.6%	31.4%	36.7%	28.5%
Non-GAAP operating margin	4.0%	(7.9%)	(2.8%)	(12.5%)
Reconciliation of net income (loss)
GAAP net income (loss)	$(17,747)	$(22,544)	$(71,820)	$(69,332)
Plus: stock-based compensation expense and related employer payroll taxes	23,450	18,793	65,883	47,659
Plus: amortization of acquired intangible assets	317	534	1,096	1,517
Plus: restructuring and other related charges	—	—	8,194	—
Less: income tax effect of non-GAAP adjustments	(130)	—	(130)	—
Non-GAAP net income (loss)	$5,890	$(3,217)	$3,223	$(20,156)
Reconciliation of net income (loss) per share
GAAP net income (loss) per share, basic	$(0.15)	$(0.20)	$(0.62)	$(0.63)
Non-GAAP adjustments to net income (loss)	0.20	0.17	0.65	0.44
Non-GAAP net income (loss) per share, basic	$0.05	$(0.03)	$0.03	$(0.19)
Non-GAAP net income (loss) per share, diluted	$0.05	$(0.03)	$0.03	$(0.19)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic	117,902	112,016	116,160	110,876
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted(1)	128,140	112,016	126,759	110,876

Note: Certain figures may not sum due to rounding

(1) For the three and nine months ended September 30, 2023, the weighted average shares used in the GAAP per share calculation excludes 10.2 million shares and 10.6 million shares, respectively, as the effect is anti-dilutive in the period.

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow

(In thousands, except percentages)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$7,964	$(3,139)	$23,309	$(786)
Less:
Purchases of property and equipment	—	(487)	(995)	(3,012)
Capitalization of internal-use software costs	(476)	(260)	(1,349)	(1,523)
Free cash flow	$7,488	$(3,886)	$20,965	$(5,321)
Net cash provided by (used in) operating activities margin	11.3%	(5.1%)	11.4%	(0.5%)
Non-GAAP adjustments	(0.7%)	(1.2%)	(1.1%)	(2.6%)
Free cash flow margin	10.6%	(6.3%)	10.2%	(3.1%)

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Historicals - Key Business Metrics

(In millions, except percentages)

(unaudited)

	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Annual Recurring Revenue (ARR)	$227	$243	$255	$262	$268	$273
Dollar-based Net Retention Rate (NRR)	118%	113%	110%	106%	101%	99%
Dollar-based Net Retention Rate (NRR TTM)	126%	123%	119%	114%	108%	105%